UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2013

TRAILBLAZER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grant Morris Dodds, 2520 St Rose Parkway, Suite 319, Henderson NV 89074
 (Address of principal executive offices) (Zip Code)

(800) 787-5439
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 21, 2013, Trailblazer Resources, Inc. (the “Registrant”) executed and delivered a revolving convertible promissory note in the amount of $250,000 to Diversified Equities Partners, LLC (“DEP”), a shareholder of the Registrant.  Under the terms of the note, DEP has agreed to make advances to the Registrant during a three-year period.  Interest accrues on the unpaid principal balance at the rate of eight percent per annum and is to be paid quarterly beginning May 31, 2013.  All outstanding and unpaid principal and all outstanding and accrued unpaid interest shall become due and payable on February 21, 2016.  The Registrant may prepay the note at any time without penalty and re-borrow under the note.  DEP has the right to convert all or any portion of the note into shares of the Registrant’s common stock at any time at the rate of $0.067 per share, but the number of shares that may be issued pursuant to this conversion privilege cannot exceed 3,731,343 in the aggregate.

The summary of the document described above does not purport to be complete and is qualified in its entirety by reference to the full text of this document, which is attached hereto as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Revolving Convertible Promissory Note to Diversified Equities Partners, LLC dated February 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILBLAZER RESOURCES, INC.
February 27, 2013	By: /s/ Samuel W. Fairchild
Samuel W. Fairchild
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Revolving Convertible Promissory Note to Diversified Equities Partners, LLC dated February 21, 2013